UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Change in CEO.

Effective May 13, 2008, John T. Ryan III retired from his position as the Chief Executive Officer of Mine Safety Appliances Company (the “Company”) and was elected by the Board as non-executive Chairman. At the same time, the Board elected William M. Lambert to the position of President and Chief Executive Officer of the Company. Mr. Lambert had previously been President and Chief Operating Officer of the Company. Information concerning Mr. Lambert can be found in the most recent Proxy Statement of the Company dated March 28, 2008 and filed on the SEC’s EDGAR website. A copy of the press release related to the foregoing matters is attached hereto as Exhibit 99.1.

(e) 2008 Management Equity Incentive Plan.

On May 13, 2008, the stockholders of the Company approved the adoption by the Board of Directors of the Company of a 2008 Management Equity Incentive Plan (the “Plan”). The Plan permits awards of up to 1,800,000 shares of the Company’s common stock, subject to adjustment for certain events, to employees of the Company. The Plan provides for grants of incentive stock options (as defined in Section 422 of the Internal Revenue Code) and options which do not qualify as incentive stock options, known as non-qualified stock options. Options granted under the Plan may be accompanied by stock appreciation rights, and stock appreciation rights also may be granted without options. Performance awards may also be granted under the Plan, which may be contingent upon the performance of the Company, a subsidiary, any branch, department, business unit or portion thereof or a participant, or any combination thereof. The Plan also provides for the granting of restricted stock and other awards. No awards may be granted under the Plan after May 12, 2018 and no performance awards may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2013.

The Plan will be administered by the Compensation Committee of the Board. Stock options can be granted under the Plan with an exercise price per share of no less than the fair market value per share of the Company’s common stock on the date the option is granted. The maximum number of shares of common stock for which options and stock appreciation rights can be granted to any one employee under the Plan may not exceed 150,000 shares per calendar year. The Plan prohibits the repricing of options, stock appreciation rights or other purchase rights without shareholder approval.

Restricted stock may be issued to a participant subject to such terms, conditions and restrictions as the Committee may deem appropriate, including time-based or performance restrictions. The restriction period applicable to restricted stock must, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year.

Performance awards may be granted under the Plan from time to time based on such terms and conditions as the Committee deems appropriate consistent with the terms and purposes of the Plan and the performance criteria set forth in the Plan.

The Plan contains certain change of control provisions which provide for acceleration of the benefits under the Plan in connection with a change of control of the Company as defined in the Plan.

No grants have been made under the Plan at this time.

The foregoing summarizes the principal features of the Plan and is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit 10.1 to this Form 8-K. Reference is also made to Proposal 3 of the Company’s Proxy Statement dated March 28, 2008 with respect to the approval of the adoption of the Plan for further information about the Plan.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
10.1	2008 Management Equity Incentive Plan.

99.1	Press Release dated May 13, 2008 regarding CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: May 14, 2008